Exhibit T3A-60

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

050104

Articles of Organization Limited-Liability Company
(PURSUANT TO NRS CHAPTER 86)

Filed in the office of
Ross Miller
Secretary of State
State of Nevada

Document Number: 20140542745-94
Filing Date and Time: 07/29/2014 12:19 PM
Entity Number: E0389652014-5

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Limited-Liability Company: (must contain approved limited-liability company wording; see instructions)	LERSH LLC Check box if a Series Limited-Liability Company ☐ Check box if a Restricted Limited-Liability Company ☐
2. Registered Agent for Service of Process: (check only one box)	☒ Commercial Registered Agent: NEVADA COMMERCIAL REGISTERED AGENTS LC (Name) ☐ Noncommercial Registered Agent (name and address below) OR ☐ Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity: Street Address: City: Nevada Zip Code: Mailing Address (if different from street address): City: Nevada Zip Code:
3. Dissolution Date: (optional)	Latest date upon which the company is to dissolve (if existence is not perpetual):
4. Management: (required)	Company shall be managed by: ☒ Manager(s) OR ☐ Member(s) (check only one box)
5. Name and Address of each Manager or Managing Member: (attach additional page if more than 3)	1) Name: SEGUROS S.A. Street Address: SUITE 556, HUNKINS PLAZA, MAIN STREET City: CHARLESTOWN, KNA State: KN Zip Code: 00000 2) Name: Street Address: City: State: Zip Code: 3) Name: Street Address: City: State: Zip Code:
6. Effective Date and Time: (optional)	Effective Date: Effective Time:
7. Name, Address and Signature of Organizer: (attach additional page if more than 1 organizer)	I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State. Name: SEGUROS S.A. Organizer Signature: X SEGUROS S.A. Address: SUITE 556, HUNKINS PLAZA, MAIN STREET City: CHARLESTOWN, KNA State: KN Zip Code: 00000
8. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X NEVADA COMMERCIAL REGISTERED AGENTS LC Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity Date: 7/29/2014

This form must be accompanied by appropriate fees.